UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On March 30, 2012, CVS Caremark Corporation (the “Registrant”) announced that it had entered into an amendment (the “Amendment”) to its Employment Agreement with Per G.H. Lofberg, Executive Vice President of the Registrant and President of CVS Caremark Pharmacy Services. Pursuant to the Amendment, Mr. Lofberg’s term of employment with the Registrant has been extended to December 31, 2013. In connection with said extension, Mr. Lofberg will be granted a stock option award on April 2, 2012 in the amount of $3,000,000. That award will vest on December 31, 2013 if he completes his employment term, and will be exercisable for two years thereafter, contingent upon Mr. Lofberg’s compliance with certain restrictive covenants. Mr. Lofberg’s salary, target bonus and participation in the PBM Long-Term Incentive Plan remain unchanged under the Amendment. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Further, on September 1, 2012, Mr. Lofberg will cease serving as President of CVS Caremark Pharmacy Services, and Mr. Jonathan C. Roberts, currently Executive Vice President and Chief Operating Officer of CVS Caremark Pharmacy Services, will become President of CVS Caremark Pharmacy Services. Mr. Roberts will report to Mr. Lofberg. Mr. Lofberg will remain Executive Vice President of the Registrant and will continue to report directly to Larry J. Merlo, the Registrant’s President and Chief Executive Officer. It is anticipated that Mr. Lofberg will retire at the end of 2013.

A copy of the press release announcing the above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9. Financial Statements and Exhibits

Item 9.01. Financial Statements

(d) Exhibits

Exhibit No.	Description

10.1	Amendment dated March 29, 2012 to the Employment Agreement between the Registrant and the Registrant’s Executive Vice President and President of CVS Caremark Pharmacy Services.

99.1	Press Release, dated March 30, 2012, of CVS Caremark Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt
Vice President and Corporate Secretary

Dated: April 3, 2012